EXHIBIT 23




INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-83635, No. 2-88670, No. 33-36256, No. 33-38534,
No. 33-42057, No. 33-42268, and No. 33-45012 of
Pentair, Inc. on Form S-8 of our reports dated February 9, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 1995.

DELOITTE & TOUCHE


Minneapolis, Minnesota
March 22, 1996